UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2024

Elicio Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39990	11-3430072
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

451 D Street, 5th Floor
Boston, Massachusetts 02210
(Address of principal executive offices, including zip code)

(857) 209-0050
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ELTX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 28, 2024, Elicio Therapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with JonesTrading Institutional Services LLC, as the representative of the several underwriters named in Schedule I thereto (collectively, the “Underwriters”), relating to an underwritten offering (the “Offering”) of (i) 500,000 shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”) and (ii) 1,800,000 pre-funded warrants exercisable for shares of Common Stock (the “Pre-Funded Warrants”), together with common warrants (“Common Warrants”) to purchase up to 2,300,000 shares of Common Stock. Each Share and accompanying Common Warrant were sold together at a combined offering price of $5.00 per Share and accompanying Common Warrant, and each Pre-Funded Warrant and accompanying Common Warrant were sold together at a combined offering price of $4.99 per Pre-Funded Warrant and accompanying Common Warrant, which represents the combined purchase price per Share and accompanying Common Warrant less the $0.01 per share exercise price for each such Pre-Funded Warrant. The Common Warrants have an exercise price of $5.00 per share, are immediately exercisable and will expire five years from the issuance date. The net proceeds from the Offering are expected to be approximately $10.9 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. The Company does not intend to list the Common Warrants and Pre-Funded Warrants on The Nasdaq Global Market (“Nasdaq”) or any other nationally recognized securities exchange or trading system.

The exercise price and the number of shares of Common Stock issuable upon exercise of the Common Warrants and Pre-Funded Warrants are subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock. The Common Warrants and Pre-Funded Warrants are exercisable from the date of issuance and may, in certain limited circumstances, be exercised by means of a cashless exercise. Under the Common Warrants and Pre-Funded Warrants, the Company may not effect the exercise of the Common Warrants or Pre-Funded Warrants, and a holder will not be entitled to exercise any portion of the Common Warrants or Pre-Funded Warrants that, upon giving effect to such exercise, would result in: (i) the aggregate number of shares of Common Stock beneficially owned by such holder (together with its affiliates) exceeding 4.99% (or at the holder’s election, 9.99% or 19.99%) of the number of shares of Common Stock outstanding immediately after giving effect to the exercise; or (ii) the combined voting power of the Company’s securities beneficially owned by such holder (together with its affiliates) exceeding 4.99% (or at the holder’s election 9.99% or 19.99%) of the combined voting power of all of the Company’s securities outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Warrants and Pre-Funded Warrants, which percentage may be changed at the holder’s election to a higher or lower percentage not in excess of 19.99% upon 61 days’ notice to the Company.

In addition, in certain circumstances, upon a Fundamental Transaction (as defined in the Common Warrants and Pre-Funded Warrants), a holder of the Common Warrants or Pre-Funded Warrants will be entitled to receive, upon exercise of the Common Warrants or Pre-Funded Warrants, the kind and amount of securities, cash or other property that such holder would have received had it exercised the Common Warrants or Pre-Funded Warrants immediately prior to the Fundamental Transaction without regard to any limitations on exercise contained in the Common Warrants or Pre-Funded Warrants.

The Company intends to use the net proceeds of the Offering, together with the Company’s existing cash, cash equivalents and marketable securities, for the advancement of its development pipeline and for working capital and other general corporate purposes.

The Offering was made pursuant to a shelf registration statement on Form S-3 that was filed with the Securities and Exchange Commission (“SEC”) on June 3, 2024 and declared effective by the SEC on June 11, 2024 (File No. 333-279925). A prospectus supplement relating to the Offering has been filed with the SEC.

The representations, warranties and covenants contained in the Underwriting Agreement, the Common Warrants and the Pre-Funded Warrants were made solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Underwriting Agreement, the Common Warrants and the Pre-Funded Warrants are incorporated herein by reference only to provide investors with information regarding the terms of the Underwriting Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

The foregoing descriptions of the Underwriting Agreement, the Common Warrants and the Pre-Funded Warrants are not complete and are qualified in their entireties by reference to the full text of the Underwriting Agreement, the Form of Common Warrant and the Form of Pre-Funded Warrant, copies of which are filed as Exhibits 1.1, 4.1 and 4.2, respectively, to this report and are incorporated by reference herein.

A copy of the opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. relating to the legality of the issuance and sale of the Shares, the Common Warrants the Pre-Funded Warrants and the shares of Common Stock issuable upon exercise of the Common Warrants and Pre-Funded Warrants is attached as Exhibit 5.1 to this report.

Item 8.01. Other Events

On June 28, 2024, the Company issued a press release (the “Pricing Press Release”) announcing the pricing of the Offering. A copy of the Pricing Press Release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws, including statements regarding the closing of the Offering, the Company’s intent not to list the Common Warrants and Pre-Funded Warrants on Nasdaq or any other nationally recognized securities exchange or trading system, the anticipated amount of net proceeds from the Offering and the intended use of such proceeds. The forward-looking statements included in this Current Report on Form 8-K are subject to a number of risks, uncertainties and assumptions, including, without limitation, risks and uncertainties associated with market conditions, the satisfaction of customary closing conditions related to the offering and other risks as described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and other filings with the Securities and Exchange Commission. These statements are based only on facts currently known by the Company and speak only as of the date of this Current Report on Form 8-K. As a result, you are cautioned not to rely on these forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 28, 2024, between Elicio Therapeutics, Inc. and JonesTrading Institutional Services LLC, as representative of the several underwriters named therein.

4.1	Form of Common Warrant.

4.2	Form of Pre-Funded Warrant.

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).

99.1	Pricing Press Release, dated June 28, 2024.

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Elicio Therapeutics, Inc.

Date: June 28, 2024	By:	/s/ Robert Connelly
Robert Connelly
President and Chief Executive Officer (Principal Executive Officer)